JOINT FILING AGREEMENT AND POWER OF ATTORNEY

The undersigned hereby agrees, pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that a Joint Schedule 13D or Schedule 13G and any amendment thereto be filed on behalf of each signatory to the Scripps Family Agreement dated October 22, 1995, as amended, in respect of (a) the Class A Common Shares of The E. W. Scripps Company ("EWSCO") and (b) the Class A Common Shares of Scripps Networks Interactive, Inc. ("SNI").

The undersigned hereby further agrees, pursuant to Rule 16a-3(j) under the Exchange Act, that joint filings pursuant to Section 16 of the Exchange Act and any amendment thereto be filed on behalf of each of the undersigned in respect of (a) the Class A Common Shares of EWSCO and (b) the Class A Common Shares of SNI.

Know all by these present, that the undersigned does hereby constitute and appoint Miramar Services, Inc., Bruce W. Sanford and John M. Gherlein, and each of them, as the undersigned's true and lawful attorneys-in-fact and agents to do any and all things, and execute any or all instruments which, after the advice of counsel, said attorneys and agents may deem necessary and advisable to enable the undersigned to comply with the Exchange Act and any rules and regulations and requirements of the Securities and Exchange Commission ("SEC") in connection with the Scripps Family Agreement among the undersigned, EWSCO, SNI and certain other parties, including specifically, but without limitation thereof, power of attorney to sign the undersigned's name to a Form ID, Schedule 13D or 13G and any amendments thereto, or a Form 3 or a subsequent Form 4 or Form 5 and any amendments thereto, to be filed with the SEC in respect of the shares of capital stock of EWSCO or SNI; and the undersigned does hereby ratify and confirm all that any of said attorneys and agents shall do or cause to be done by virtue hereof.

Executed on this 10th day of February, 2014.

/s/ Paul K. Scripps
Name:  Paul K. Scripps


PAUL K. SCRIPPS FAMILY REVOCABLE TRUST
JOHN PETER SCRIPPS 1983 TRUST
ELLEN MCRAE SCRIPPS 1983 TRUST
JOHN P. SCRIPPS TRUST FBO ELLEN MCRAE SCRIPPS UNDER AGREEMENT DATED 12/28/84 JOHN P. SCRIPPS TRUST FBO JOHN PETER SCRIPPS UNDER AGREEMENT DATED 12/28/84

By:  /s/ Paul K. Scripps
Paul K. Scripps, Trustee


JOHN P. SCRIPPS TRUST UNDER AGREEMENT DATED 2/10/77 FBO BARBARA SCRIPPS EVANS JOHN P. SCRIPPS TRUST FBO PAUL K. SCRIPPS UNDER AGREEMENT DATED 2/10/77
JOHN P.SCRIPPS TRUST UNDER AGREEMENT DATED 2/10/77 FBO PETER M. SCRIPPS
JOHN P. SCRIPPS TRUST EXEMPT TRUST UNDER AGREEMENT DATED 2/10/77

By:  /s/ Paul K. Scripps
Paul K. Scripps, Co-Trustee